Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.mmc.com
Exhibit 99.1
NEWS RELEASE

MARSH & McLENNAN REPORTS THIRD QUARTER 2020 RESULTS
Third Quarter Operating Income Rises 15% and Adjusted Operating Income Increases 9%
Third Quarter EPS Rises to $0.62 from $0.59 and Adjusted EPS Increases 6% to $0.82
Nine Months Operating Income Rises 20% and Adjusted Operating Income Increases 12%
Nine Months EPS Rises to $3.21 from $2.64 and Adjusted EPS Increases 9% to $3.77

NEW YORK, October 29, 2020 – Marsh & McLennan Companies, Inc. (NYSE: MMC), the world’s leading professional services firm in the areas of risk, strategy and people, today reported financial results for the third quarter ended September 30, 2020.
Dan Glaser, President and CEO, said: “Marsh & McLennan’s strong performance in this period of uncertainty demonstrates our continued excellent execution and the resilience of our business. In the third quarter, we generated 9% adjusted operating income growth and 6% growth in adjusted EPS, despite a modest decline in underlying revenue. For the first nine months of 2020, we achieved 1% underlying revenue growth, 12% adjusted operating income growth and 9% adjusted EPS growth.
“I am proud of the extraordinary dedication of our colleagues in serving our clients and supporting each other.”
Consolidated Results
Consolidated revenue in the third quarter of 2020 was $4.0 billion, flat compared with the third quarter of 2019. Underlying revenue declined 1% compared to the prior period. Operating income was $540 million compared with $467 million in the prior year. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 9% to $638 million. Net income attributable to the Company was $316 million, or $0.62 per diluted share, compared with $0.59 in the third quarter of 2019. Adjusted earnings per share increased 6% to $0.82 compared with $0.77 for the prior year period.
For the nine months ended September 30, 2020, consolidated revenue was $12.8 billion, an increase of 3%, or 1% on an underlying basis. Operating income was $2.5 billion, while adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 12% to $2.8 billion. Net income attributable to the Company was $1.6 billion. Fully diluted earnings per share was $3.21 compared with $2.64 in the first nine months of 2019. Adjusted earnings per share increased 9% to $3.77 compared with $3.47 for the comparable period in 2019.

Risk & Insurance Services
Risk & Insurance Services revenue was $2.3 billion in the third quarter of 2020, an increase of 4%, or 2% on an underlying basis. Operating income was $333 million compared with $218 million in the third quarter of 2019. Adjusted operating income was $388 million, an increase of 24% compared with $313 million in the prior year period. For the nine months ended September 30, 2020, revenue was $7.8 billion, an increase of 8%, or 3% on an underlying basis. Operating income increased 28% to $1.9 billion, and adjusted operating income rose 20% to $2.1 billion.
Marsh's revenue in the third quarter was $2.0 billion, an increase of 3% on an underlying basis. In US/Canada, underlying revenue rose 5%. International operations produced 2% underlying revenue growth with 4% growth in Asia Pacific, 2% growth in Latin America and flat in EMEA on an underlying basis. For the nine months ended September 30, 2020, Marsh’s underlying revenue growth was 3%.
Guy Carpenter's revenue in the third quarter was $274 million, flat on an underlying basis, compared with the third quarter 2019. For the nine months ended September 30, 2020, Guy Carpenter’s underlying revenue growth was 6%.
Consulting
Consulting revenue in the third quarter was $1.7 billion, a decrease of 5%, or 4% decline on an underlying basis. Operating income decreased 12% to $278 million, and adjusted operating income decreased 5% to $306 million. For the first nine months of 2020, revenue was $5.1 billion, a decrease of 4%, or 2% decline on an underlying basis. Operating income of $815 million decreased 7%, and adjusted operating income decreased 6% to $860 million.
Mercer's revenue was $1.2 billion in the third quarter, a decrease of 3% on an underlying basis. Health, with revenue of $430 million, was flat on an underlying basis compared with third quarter 2019. Wealth revenue of $566 million decreased 3% on an underlying basis, and Career revenue of $220 million was down 11% on an underlying basis. For the nine months ended September 30, 2020, Mercer’s revenue was $3.6 billion, a decrease of 1% on an underlying basis.
Oliver Wyman’s revenue was $480 million in the third quarter, a decrease of 6% on an underlying basis. For the first nine months ended September 30, 2020, Oliver Wyman’s revenue was $1.5 billion, down 6% on an underlying basis.

Conference Call
A conference call to discuss third quarter 2020 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 866 437 7574. Callers from outside the United States should dial +1 409 220 9376. The access code for both numbers is 8343803. The live audio webcast will be accessible at mmc.com, and a replay will be available approximately two hours after the event.
About Marsh & McLennan Companies
Marsh & McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The Company’s 76,000 colleagues advise clients in over 130 countries.
With annual revenue of $17 billion, Marsh & McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading businesses. Marsh advises individual and commercial clients of all sizes on insurance broking and innovative risk management solutions. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and solutions to help organizations reshape work, retirement, investment and health outcomes for a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit mmc.com, follow us on LinkedIn and Twitter @mmc_global or subscribe to BRINK.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would."
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:

•the financial and operational impact of COVID-19 on our revenue and ability to generate new business, our overall level of profitability and cash flow, and our liquidity, including the timeliness and collectability of our receivables;
•the impact of disruption in the credit or financial markets, or changes to our credit ratings, including as a result of COVID-19, on our ability to access capital or repay our significant outstanding indebtedness on favorable terms and our compliance with the covenants contained in the agreements that govern our indebtedness;
•the impact from lawsuits, other contingent liabilities and loss contingencies arising from errors and omissions, breach of fiduciary duty or other claims against us, including claims related to pandemic coverage;
•the impact of investigations, reviews, or other activity by regulatory or law enforcement authorities, including the ongoing U.K. FCA review of legacy JLT enhanced transfer value advice;
•the financial and operational impact of complying with laws and regulations where we operate and the risks of noncompliance with such laws, including anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti-Bribery Act, trade sanctions regimes and cybersecurity and data privacy regulations such as the E.U.’s General Data Protection Regulation;
•our ability to manage risks associated with our investment management and related services business, particularly in the context of volatile equity markets caused by COVID-19, including our ability to execute timely trades in light of increased trading volume and to manage potential conflicts of interest between investment consulting and fiduciary management services;
•our ability to compete effectively and adapt to changes in the competitive environment, including to respond to technological change, disintermediation, digital disruption and other types of innovation;
•our ability to attract and retain industry leading talent;
•our ability to maintain adequate safeguards to protect the security of our information systems and confidential, personal or proprietary information, including those in the existing JLT information systems, particularly given the increased risk of phishing and other cybersecurity attacks or unauthorized dissemination of information caused by remote work arrangements;
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and various insurer revenue streams;
•our ability to successfully recover if we experience a business continuity problem due to cyberattack, natural disaster or otherwise; and
•the impact of changes in tax laws, guidance and interpretations, or disagreements with tax authorities.

The factors identified above are not exhaustive. Marsh & McLennan Companies and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.

Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$3,968	$3,968	$12,808	$12,388
Expense:
Compensation and Benefits	2,495	2,437	7,479	7,256
Other Operating Expenses	933	1,064	2,834	3,047
Operating Expenses	3,428	3,501	10,313	10,303
Operating Income	540	467	2,495	2,085
Other Net Benefit Credits	60	69	187	203
Interest Income	1	4	5	34
Interest Expense	(128)	(133)	(387)	(394)
Cost of Early Extinguishment of Debt	—	—	—	(32)
Investment (Loss) Income	(14)	7	(47)	20
Acquisition Related Derivative Contracts	—	—	—	(8)
Income Before Income Taxes	459	414	2,253	1,908
Income Tax Expense	139	108	586	531
Net Income Before Non-Controlling Interests	320	306	1,667	1,377
Less: Net Income Attributable to Non-Controlling Interests	4	3	25	26
Net Income Attributable to the Company	$316	$303	$1,642	$1,351
Net Income Per Share Attributable to the Company:
- Basic	$0.62	$0.60	$3.25	$2.67
- Diluted	$0.62	$0.59	$3.21	$2.64
Average Number of Shares Outstanding
- Basic	507	506	506	506
- Diluted	512	511	511	511
Shares Outstanding at September 30	507	505	507	505

The Company acquired JLT on April 1, 2019 and JLT's results are included in the Company's consolidated results of operations from that date.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended September 30
(Millions) (Unaudited)
The Company conducts business in more than 130 countries. As a result, foreign exchange rate movements may impact period-to-period comparisons of revenue. Similarly, certain other items such as the revenue impact of acquisitions and dispositions, including transfers among businesses, may impact period-to-period comparisons of revenue. Underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2020	2019
Risk and Insurance Services
Marsh	$2,009	$1,902	6%	—	3%	3%
Guy Carpenter	274	273	—	—	1%	—
Subtotal	2,283	2,175	5%	—	2%	3%
Fiduciary Interest Income	8	31
Total Risk and Insurance Services	2,291	2,206	4%	—	2%	2%
Consulting
Mercer	1,216	1,280	(5)%	1%	(2)%	(3)%
Oliver Wyman	480	505	(5)%	1%	—	(6)%
Total Consulting	1,696	1,785	(5)%	1%	(2)%	(4)%
Corporate/Eliminations	(19)	(23)
Total Revenue	$3,968	$3,968	—	—	1%	(1)%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2020	2019
Marsh:
EMEA	$536	$536	—	1%	(1)%	—
Asia Pacific	254	242	5%	1%	1%	4%
Latin America	93	110	(15)%	(12)%	(5)%	2%
Total International	883	888	—	(1)%	(1)%	2%
U.S./Canada	1,126	1,014	11%	—	6%	5%
Total Marsh	$2,009	$1,902	6%	—	3%	3%
Mercer:
Wealth	566	592	(4)%	2%	(3)%	(3)%
Health	430	441	(3)%	—	(3)%	—
Career	220	247	(11)%	—	—	(11)%
Total Mercer	$1,216	$1,280	(5)%	1%	(2)%	(3)%

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Nine Months Ended September 30
(Millions) (Unaudited)
The Company conducts business in more than 130 countries. As a result, foreign exchange rate movements may impact period-to-period comparisons of revenue. Similarly, certain other items such as the revenue impact of acquisitions and dispositions, including transfers among businesses, may impact period-to-period comparisons of revenue. Underlying revenue measures the change in revenue from one period to the next by isolating these impacts.
The calculation of underlying revenue growth for the nine months ended September 30, 2020 includes the results of JLT. The column "2019 Including JLT" includes JLT's prior year first quarter revenue (See reconciliation of non-GAAP measures on page 14).

						Components of Revenue Change Including JLT*
	Nine Months Ended September 30,		% Change GAAP Revenue	2019 Including JLT	% Change Including JLT in 2019	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2020	2019
Risk and Insurance Services
Marsh	$6,231	$5,795	8%	$6,027	3%	(1)%	2%	3%
Guy Carpenter	1,534	1,328	15%	1,446	6%	—	—	6%
Subtotal	7,765	7,123	9%	7,473	4%	(1)%	1%	4%
Fiduciary Interest Income	40	80		85
Total Risk and Insurance Services	7,805	7,203	8%	7,558	3%	(1)%	1%	3%
Consulting
Mercer	3,616	3,695	(2)%	3,769	(4)%	(1)%	(2)%	(1)%
Oliver Wyman	1,458	1,563	(7)%	1,563	(7)%	—	—	(6)%
Total Consulting	5,074	5,258	(4)%	5,332	(5)%	(1)%	(2)%	(2)%
Corporate/Eliminations	(71)	(73)		(73)
Total Revenue	$12,808	$12,388	3%	$12,817	—	(1)%	—	1%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

						Components of Revenue Change Including JLT*
	Nine Months Ended September 30,		% Change GAAP Revenue	2019 Including JLT	% Change Including JLT in 2019	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2020	2019
Marsh:
EMEA	$1,887	$1,821	4%	$1,928	(2)%	(1)%	(1)%	1%
Asia Pacific	790	698	13%	764	3%	(1)%	—	4%
Latin America	283	304	(7)%	326	(13)%	(12)%	(4)%	3%
Total International	2,960	2,823	5%	3,018	(2)%	(2)%	(1)%	2%
U.S./Canada	3,271	2,972	10%	3,009	9%	—	5%	4%
Total Marsh	$6,231	$5,795	8%	$6,027	3%	(1)%	2%	3%
Mercer:
Wealth	1,719	1,748	(2)%	1,803	(5)%	(1)%	(3)%	(1)%
Health	1,348	1,341	1%	1,360	(1)%	(1)%	(3)%	3%
Career	549	606	(9)%	606	(9)%	(1)%	—	(9)%
Total Mercer	$3,616	$3,695	(2)%	$3,769	(4)%	(1)%	(2)%	(1)%

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Actual as Reported
Three Months Ended September 30
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as "GAAP" or "reported" results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three and nine months ended September 30, 2020 and 2019. The following tables also present adjusted operating margin. In 2019, the Company changed its methodology for calculating adjusted operating margin due to the significant amount of identified intangible asset amortization related to the JLT Transaction, on April 1, 2019. For the three and nine months ended September 30, 2020 and 2019, adjusted operating margin is calculated by dividing the sum of adjusted operating income plus identified intangible asset amortization by consolidated or segment adjusted revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended September 30, 2020
Operating income (loss)	$333	$278	$(71)	$540
Operating margin	14.5%	16.4%	N/A	13.6%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	—	11	12	23
Changes in contingent consideration (b)	15	1	—	16
JLT integration and restructuring costs (c)	25	14	5	44
JLT acquisition-related costs (d)	15	1	(1)	15
Other	—	1	(1)	—
Operating income adjustments	55	28	15	98
Adjusted operating income (loss)	$388	$306	$(56)	$638
Total identified intangible amortization expense	$75	$16	$—	$91
Adjusted operating margin	20.2%	18.9%	N/A	18.4%

As Reported Results
Three Months Ended September 30, 2019
Operating income (loss), as reported	$218	$317	$(68)	$467
Operating margin	9.9%	17.7%	N/A	11.8%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	—	10	2	12
Changes in contingent consideration (b)	5	1	—	6
JLT integration and restructuring costs (c)	58	5	14	77
JLT acquisition-related costs (d)	16	1	4	21
Disposal of businesses (e)	13	(14)	—	(1)
Other	3	—	—	3
Operating income adjustments	95	3	20	118
Adjusted operating income (loss)	$313	$320	$(48)	$585
Total identified intangible amortization expense	$73	$11	$—	$84
Adjusted operating margin	17.4%	18.7%	N/A	16.9%

(a) Corporate charges in 2020 primarily reflect restructuring costs related to the Company's corporate led initiatives. Consulting charges in both 2020 and 2019 reflect severance related to the Mercer restructuring program.
(b) Primarily includes the change in fair value of contingent consideration related to acquisitions and dispositions as measured each quarter.
(c) Includes costs incurred for staff reductions, lease related exit costs as well as legal and consulting costs related to the JLT integration.
(d) Reflects retention costs in both 2020 and 2019 and legal fees related to the closing of the JLT Transaction in 2019.
(e) Reflects the loss on the sale in 2019 of a U.S. Specialty business at Marsh and a gain on the sale of Mercer's stand-alone U.S. large market health and defined benefit administration business, which are both included in revenue. These amounts are removed from GAAP revenue in the calculation of adjusted operating income.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Actual as Reported
Nine Months Ended September 30
(Millions) (Unaudited)
The information presented below represents the actual as reported data for the nine months ended September 30, 2020 and 2019. Results for the nine months ended September 30, 2019 do not include JLT's results of operations for the period January 1, 2019 through March 31, 2019.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Nine Months Ended September 30, 2020
Operating income (loss)	$1,883	$815	$(203)	$2,495
Operating margin	24.1%	16.1%	N/A	19.5%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	2	17	24	43
Changes in contingent consideration (b)	22	(2)	2	22
JLT integration and restructuring costs (c)	125	31	25	181
JLT acquisition-related costs (d)	39	2	—	41
Disposal of businesses (e)	6	(4)	—	2
Other	5	1	(1)	5
Operating income adjustments	199	45	50	294
Adjusted operating income (loss)	$2,082	$860	$(153)	$2,789
Total identified intangible amortization expense	$222	$43	$—	$265
Adjusted operating margin	29.5%	17.8%	N/A	23.8%

As Reported Results
Nine Months Ended September 30, 2019
Operating income (loss), as reported	$1,468	$874	$(257)	$2,085
Operating margin	20.4%	16.6%	N/A	16.8%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	6	43	7	56
Changes in contingent consideration (b)	24	2	—	26
JLT integration and restructuring costs (c)	134	10	48	192
JLT acquisition-related costs (d)	81	1	51	133
Disposal of business (f)	13	(14)	—	(1)
Other	3	—	1	4
Operating income adjustments	261	42	107	410
Adjusted operating income (loss)	$1,729	$916	$(150)	$2,495
Total identified intangible amortization expense	$194	$41	$—	$235
Adjusted operating margin	26.6%	18.3%	N/A	22.0%

(a) Corporate charges in 2020 reflect restructuring and consulting costs related to the Company's corporate led initiatives, including adjustments to restructuring liabilities for future rent under non-cancellable leases. Risk & Insurance Services reflects severance and related charges from non-JLT merger integration costs. Consulting reflects severance related to the Mercer restructuring program.
(b) Primarily includes the change in fair value of contingent consideration related to acquisitions and dispositions as measured each quarter.
(c) Includes costs incurred for staff reductions, lease related exit costs as well as legal and consulting costs related to the JLT integration.
(d) Reflects retention costs in 2020 and in 2019 retention costs, advisor fees, stamp duty taxes and legal fees related to the closing of the JLT Transaction. 2019 also includes the loss on the sale of JLT's aerospace business, included in revenue. This loss is removed from GAAP revenue in the calculation of adjusted operating income.
(e) Reflects net loss on disposal of specialty businesses sold in the U.S., U.K. and Canada, previously acquired as part of the JLT Transaction.
(f) Reflects the loss on the sale in 2019 of a U.S. Specialty business at Marsh and a gain on the sale of Mercer's stand-alone U.S. large market health and defined benefit administration business, which are both included in revenue. These amounts are removed from GAAP revenue in the calculation of adjusted operating income.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Nine Months Ended September 30,
(Millions) (Unaudited)

Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments set forth in the preceding tables and investments gains or losses related to the impact of mark-to-market adjustments on certain equity securities. Adjustments also include JLT acquisition related items, including change in fair value of derivative contracts, financing costs and interest income on funds held in escrow. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC's average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and nine month periods ended September 30, 2020 and 2019. The information presented below represents the actual as reported results for the three and nine month periods ended September 30, 2020 and 2019. Results for the nine months ended September 30, 2019 do not include JLT's results of operations for the period January 1, 2019 through March 31, 2019.

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$320			$306
Less: Non-controlling interest, net of tax		4			3
Subtotal		$316	$0.62		$303	$0.59
Operating income adjustments	$98			$118
Investments adjustment (a)	16			(4)
Pension settlement adjustment	—			(2)
Impact of income taxes on above items	(12)			(23)
		102	0.20		89	0.18
Adjusted income, net of tax		$418	$0.82		$392	$0.77

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$1,667			$1,377
Less: Non-controlling interest, net of tax		25			26
Subtotal		$1,642	$3.21		$1,351	$2.64
Operating income adjustments	$294			$410
Investments adjustment (a)	42			(10)
Pension settlement adjustment	—			(2)
Change in fair value of acquisition related derivative contracts (b)	—			8
Financing costs (c)	—			53
Interest on funds held in escrow (d)	—			(25)
Early extinguishment of debt	—			32
Impact of income taxes on above items	(50)			(45)
		286	0.56		421	0.83
Adjusted income, net of tax		$1,928	$3.77		$1,772	$3.47

(a) The Company recorded mark-to-market losses of $1 million and gains of $4 million for the three month periods ended September 30, 2020 and September 30, 2019, respectively, and losses of $4 million and gains of $10 million for the nine month periods ended September 30, 2020 and September 30, 2019, respectively, which are included in investment (loss) income in the consolidated statements of income.
During the second quarter of 2020, the Company sold a portion of its investment in Alexander Forbes ("AF"). The Company no longer accounts for this investment under the equity method, and records the change in fair value in each subsequent period as an investment gain or loss in the consolidated statement of income. The Company recorded a loss of $15 million in the third quarter of 2020 related to the change in the market value of AF from June 30, 2020. The nine month period ended September 30, 2020 also reflects a loss of $23 million on the portion of AF sold in the second quarter of 2020.
(b) Reflects the change in fair value of derivatives that were not redesignated as accounting hedges following the JLT acquisition, a deal contingent foreign exchange contract and derivative contracts related to debt issuances.
(c) Reflects interest expense on debt issuances and amortization of bridge financing fees related to the acquisition of JLT (prior to April 1, 2019).
(d) Interest income earned on funds held in escrow related to the JLT acquisition (prior to April 1, 2019).

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Nine Months Ended September 30,
(Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Consolidated
Compensation and Benefits	$2,495	$2,437	$7,479	$7,256
Other Operating Expenses	933	1,064	2,834	3,047
Total Expenses	$3,428	$3,501	$10,313	$10,303

Depreciation and amortization expense	$94	$85	$282	$245
Identified intangible amortization expense	91	84	265	235
Total	$185	$169	$547	$480

Stock option expense	$4	$4	$25	$23

Risk and Insurance Services
Compensation and Benefits	$1,400	$1,373	$4,234	$4,012
Other Operating Expenses	558	615	1,688	1,723
Total Expenses	$1,958	$1,988	$5,922	$5,735

Depreciation and amortization expense	$49	$43	$146	$114
Identified intangible amortization expense	75	73	222	194
Total	$124	$116	$368	$308

Consulting
Compensation and Benefits	$980	$967	$2,911	$2,932
Other Operating Expenses	438	501	1,348	1,452
Total Expenses	$1,418	$1,468	$4,259	$4,384

Depreciation and amortization expense	$29	$24	$86	$75
Identified intangible amortization expense	16	11	43	41
Total	$45	$35	$129	$116

The Company acquired JLT on April 1, 2019 and JLT's results are included in the Company's consolidated results of operations from that date.

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,388	$1,155
Net receivables	5,236	5,236
Other current assets	688	677
Total current assets	8,312	7,068

Goodwill and intangible assets	17,745	17,445
Fixed assets, net	864	858
Pension related assets	1,825	1,632
Right of use assets	1,884	1,921
Deferred tax assets	623	676
Other assets	1,505	1,757
TOTAL ASSETS	$32,758	$31,357

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,216	$1,215
Accounts payable and accrued liabilities	2,662	2,746
Accrued compensation and employee benefits	1,762	2,197
Current lease liabilities	335	342
Accrued income taxes	318	179
Dividends payable	237	—
Total current liabilities	6,530	6,679

Fiduciary liabilities	8,765	7,344
Less - cash and investments held in a fiduciary capacity	(8,765)	(7,344)
	—	—
Long-term debt	11,532	10,741
Pension, post-retirement and post-employment benefits	2,163	2,336
Long-term lease liabilities	1,902	1,926
Liabilities for errors and omissions	352	335
Other liabilities	1,450	1,397

Total equity	8,829	7,943
TOTAL LIABILITIES AND EQUITY	$32,758	$31,357

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating cash flows:
Net income before non-controlling interests	$1,667	$1,377
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	547	480
Non cash lease expense	241	236
Charge for early extinguishment of debt	—	32
Share-based compensation expense	219	184
Change in fair value of acquisition-related derivative contracts and other	48	110

Changes in Assets and Liabilities:
Accrued compensation and employee benefits	(431)	(281)
Net receivables	77	(84)
Other changes to assets and liabilities	58	(184)
Contributions to pension & other benefit plans in excess of current year expense/credit	(240)	(269)
Operating lease liabilities	(254)	(240)
Effect of exchange rate changes	67	(70)
Net cash provided by operations	1,999	1,291
Financing cash flows:
Purchase of treasury shares	—	(300)
Net borrowings from term-loan and credit facilities	1,000	300
Net increase in commercial paper	—	325
Proceeds from issuance of debt	737	6,459
Repayments of debt	(1,011)	(760)
Payments for early extinguishment of debt	—	(585)
Acquisition-related derivative payments	—	(337)
Net issuance of common stock from treasury shares	(33)	43
Net distributions of non-controlling interests and deferred/contingent consideration	(154)	(153)
Dividends paid	(702)	(655)
Net cash provided by financing activities	(163)	4,337
Investing cash flows:
Capital expenditures	(278)	(284)
Net sales of long-term investments and other	98	55
Dispositions	93	225
Acquisitions	(559)	(5,500)
Net cash used for investing activities	(646)	(5,504)
Effect of exchange rate changes on cash and cash equivalents	43	23
Increase in cash and cash equivalents	1,233	147
Cash and cash equivalents at beginning of period	1,155	1,066
Cash and cash equivalents at end of period	$2,388	$1,213

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - 2019 Revenue Including JLT
Nine Months Ended September 30, 2019
(Millions) (Unaudited)
On April 1, 2019, the Company completed its previously announced acquisition of Jardine Lloyd Thompson Group, plc. JLT's results of operations for the three and nine month periods ended September 30, 2020 are included in the Company’s results of operations for 2020. The Company's prior period 2019 results of operations do not include JLT’s results for the three months ended March 31, 2019. Prior to being acquired by the Company, JLT operated in three segments, Specialty, Reinsurance and Employee Benefits. As of April 1, 2019, the historical JLT businesses were combined into MMC operations as follows: JLT Specialty was included by geography within Marsh, JLT Reinsurance was included within Guy Carpenter and the majority of the JLT Employee Benefits business was included in Mercer Health and Wealth.
The JLT Transaction had a significant impact on the Company’s results of operations in 2019. The Company believes that in addition to the change in reported GAAP revenue, a comparison of 2020 revenue to the combined 2019 revenue of MMC and JLT would provide investors useful information about the year-over-year results.
The table below sets forth revenue information as if the companies were combined on January 1, 2019. Consolidated revenue in 2019 for the nine months ended September 30, 2019 "MMC as previously reported" does not include JLT revenue for the period from January 1 to March 31, 2019. The "2019 Including JLT" revenue information set forth in the table below presents revenue information as if the companies were combined on January 1, 2019 and is not necessarily indicative of what the results would have been had we operated the business since January 1, 2019.
The MMC revenue amounts are as previously reported by the Company in its quarterly filings on Form 10-Q for the applicable periods. JLT 2019 revenue information is derived using the same policies and adjustments as the "JLT Supplemental Information - Revenue Analysis" furnished to the SEC on June 6, 2019 on Form 8-K, and includes the revenue from JLT’s aerospace business.

Nine Months Ended September 30, 2019
MMC As Previously Reported
Risk & Insurance Services
Marsh	$5,795
Guy Carpenter	1,328
Subtotal	7,123
Fiduciary Interest Income	80
Total Risk & Insurance Services	7,203
Consulting
Mercer	3,695
Oliver Wyman	1,563
Total Consulting	5,258
Corporate/Eliminations	(73)
Total Revenue	$12,388

JLT 2019
Specialty (Marsh)	$232
Reinsurance (Guy Carpenter)	118
Employee Benefits (Mercer)	74
Subtotal	424
Fiduciary Interest Income	5
Total Revenue	$429

2019 Including JLT
Marsh	$6,027
Guy Carpenter	1,446
Subtotal	7,473
Fiduciary Interest Income	85
Total Risk & Insurance Services	7,558
Consulting
Mercer	3,769
Oliver Wyman	1,563
Total Consulting	5,332
Corporate/Eliminations	(73)
Total Revenue Including JLT	$12,817